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                                                                      EXHIBIT 21

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                         SUBSIDIARIES OF THE REGISTRANT


                                                                                                State of
                                                                       Percentage             Incorporation
                                                                           of                      or
     Parent                             Subsidiary                     Ownership              Organization
     ------                             ----------                     ---------              ------------
AmTrust Capital Corp.                 AmericanTrust                       100%                  Federal
                                      Federal Savings
                                      Bank

AmericanTrust Federal                Indiana Financial                    100%                  Indiana
Savings Bank                         Service Corporation

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